DATED  August 15,  2006

BY AND BETWEEN

BROADVISION GLOBAL, LTD

AND

BROADCAST INTERNATIONAL INC.

TECHNOLOGY LICENCE AGREEMENT

THIS AGREEMENT is made this   15th   day of    August,     2006

BETWEEN

Broadvision Global Limited, a Company incorporated in the British Virgin Islands,and having its registered office at PO Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands IPTV Platform ; (hereinafter referred to as the "Licensor");

AND

Broadcast International Inc., a Company incorporated with limited liability under the laws of Utah, USA and having its principal business office at 7050 Union Park Ave. #600 Salt Lake City, Utah 84047 ("BI") (hereinafter called (“Licensee”).

WHEREAS

(1)

 The Licensor has received by exclusive license from Beijing Broadvision Information Technologies, Ltd. the right to distribute software comprising IPTV Platform Technologies (including Broadvision VOD, BroadVision Real Work and Broadvision WEBTV etc.) (the “IPTV Platform Technology”) as defined below.

(2)

The Licensor is willing to grant to the Licensee an exclusive permanent license to distribute the IPTV Platform Technology in the Territory in accordance with the terms herewith, and the Licensee is willing to accept such license and exercise such rights upon and subject to the terms and conditions contained herein.

NOW IT IS HEREBY AGREED as follows:

1.

DEFINITIONS

In this Agreement unless the subject or the context otherwise requires or admits the singular number shall include the plural number and vice versa and the expression “person” shall include a firm or corporation and the expressions set forth shall have the meanings as defined in this Agreement .

"Confidential Information" means any written or otherwise tangible information (which is either marked confidential or is, by its nature, intended to be exclusively for the knowledge of the recipient alone) which is proprietary and confidential to a Party.

“Effective Date” means the date the conditions set out in Clause 2.1 have been fulfilled or waived as the Parties may agree in writing

 “IPTV Platform Technology” means a software based system for implementing IPTV via the Internet ;

"Parties"   means The Licensor and the Licensee and "Party" mean anyone of them.

“Territory” means worldwide, excepting the P.R. China.

"US$"  means United States Dollars, the lawful currency of the United States of America.

2.

EFFECTIVE DATE AND TERM

2.1       The grant of License hereunder is conditional upon

(a)

Approval by Licensor’s Board of Directors;

(b)

Approval by Licensee’s Board of Directors.

(c)   Execution of the Share Exchange Agreement between Licensee and Sun Media Investment Holdings Ltd. ;

(d)   Execution of the Stock Purchase Agreement between Licensor and Licensee;

Inspection of and satisfactory completion of due diligence and marketing surveys and investigations regarding the IPTV PlatformIPTV Platform Technology.

The Parties shall procure fulfilment of the conditions specified in the above.  Unless specifically waived by the Parties, if any of the above conditions shall not be fulfilled on or before September 1st, 2006 or not waived in writing by a duly authorized representative of each Party by September 1st, 2006, this Agreement shall ipso facto cease and determine and none of the Parties shall have any claim against the other for costs, damages, compensation or otherwise, save for any claim arising from an antecedent breach of this Agreement. The Parties’ obligation of confidentiality shall survive the termination of this Agreement.

2.2    This Agreement shall take effect as from the Effective Date and shall continue for an infinite period unless it is terminated by the Parties in accordance with the terms and conditions herein.

3.

GRANT OF LICENSE AND OBLIGATIONS OF THE LICENSOR

3.1

Licensor hereby grants to Licensee an exclusive license to: 1) utilize the IPTV PlatformIPTV Platform Technology for use by the Licensee in its business for its customers or other purposes; 2) distribute or sub-license the IPTV Platform IPTV Platform Technology in the Territory with the same terms and conditions herein.

3.2    The Licensor shall promptly after the Effective Date, and thereafter as and when further required by the Licensee, disclose or deliver full details of IPTV PlatformIPTV Platform Technology including but not limit, the source code.

3.3

In addition to the grant of the license hereunder, the Licensor shall provide the Licensee with any necessary consent or authorization from any relevant third party and other necessary support upon the Licensee’s request to enable the Licensee to lawfully explore the rights licensed hereunder in the Territory.

4.

WARRANTIES

The Licensor warrants that:

(a)

it is a licensee of the IPTV PlatformIPTV Platform Technology and that it has all necessary rights and powers to grant the rights and licenses hereunder to the Licensee;

(b)

the Licensee's use of the IPTV PlatformIPTV Platform Technology in accordance with the terms of this Agreement does not and will not infringe the intellectual property rights of any other person or constitute a breach of any contract of agreement of Licensor.

5.

LICENSEE'S OBLIGATIONS

The Licensee shall use the IPTV PlatformIPTV PLatform Technology in accordance with the specifications set forth herein and information supplied from time to time by the Licensor.

6.

CONFIDENTIALITY

6.1

Except as provided for herein, the Parties shall not use or divulge or allow to be divulged to any third party (other than its shareholders, officers, employees and advisors for purposes of performance or enforcement of this Agreement) any Confidential Information of the other Party disclosed to it.

6.2

The obligations in this Clause 6 shall not extend to information which is or comes into public domain or is required to be disclosed under any applicable laws or regulations.

7.

FURTHER IMPROVEMENTS

All additions, improvements modifications or developments of the IPTV Platform Technology made or discovered by the Licensor during the term of this Agreement shall forthwith be communicated to the Licensee and the Licensor shall fully disclose the nature and manner of employing the same and such additions, improvements, modifications and developments shall be considered part of the IPTV Platform Technology licensed hereunder.

8.

CONSIDERATION

8.1

 In consideration of the rights and licences granted hereunder to the Licensee and the other advantages and benefits conferred on the Licensee under this Agreement, the Licensee shall issue to Yan Lan Studio, Ltd and Beijing Broadvision Information Technologies, Ltd the sum of two million(2,000,000) common shares in the capital of the Licensee (“Consideration Shares”), which Consideration Shares shall be issued in equal amounts to the above named designees, in accordance with clause 8.2.

8.2

The Consideration Shares shall be issued and allotted as follows:

Within 20 days of the Effective Date, the Licensee shall deliver to the Licensor :

(a)   a share certificate evidencing the Consideration Shares  issued in the name of Licensor and a directors’ resolutions approving the issuance and allotment of the Consideration Shares to the Licensor or its nominee or such other approvals as may be necessary to effect such issuance;

8.3

The Licensor agrees that it will not offer, sell, contract to sell or otherwise dispose of any shares of Licensee’s common stock received by reason of this Agreement until January 1, 2008 and thereafter it shall not sell any greater number of shares of such common stock in any calendar month that exceeds 5% of the average daily trading volume for the 30 trading days immediately preceding the sale of such stock.

9 .

INFRINGEMENT

.

If either Party shall become aware of any infringement or threatened infringement of any of the rights licensed hereunder, it shall immediately notify the other Party and before the commencement of any proceedings in relation thereto the Parties shall consult each other as to the action to be taken.

10.

TERMINATION

10.1

If Licensee shall:-

(a)

suffer an order for the winding up or liquidation, or have an administration order placed on it; or

(b)

suffer a receiver to be appointed over any of its assets; or

(c)

commit any breach of this Agreement on its part contained herein and shall fail to remedy such breach within 30 days after written notice thereof from the Licensor specifying the nature of the breach then and in any such case the Licensor shall be entitled at any time thereafter to terminate this Agreement forthwith by serving notice in writing upon the Licensee to that effect.

10.2

If Licensor shall:

(a)

suffer an order for the winding up or liquidation, or have an administration order placed on it;

(b)

suffer a receiver to be appointed over any of its assets; or

(c)

commit any breach of this Agreement on its part contained herein and shall fail to remedy such breach within 30 days after written notice thereof from the Licensee specifying the nature of the breach then Licensee may continue use of the IPTV Platform Technology throughout the remainder of the term of this Agreement.

11.

MISCELLANEOUS

11.1

Waiver. Any waiver (whether express or implied) by any Party of any breach of any of the terms or conditions of this Agreement by the other Party shall not prejudice any remedy of the waiving Party in respect of any continuing or other breach of the terms or conditions hereof.

11.2

Assignability.  The rights and benefits of any provision of this Agreement shall not be assigned by any Party without the prior written consent of the other.

11.3

Notices. Any notice or written communication provided for in this Agreement by either Party to the other, including but not limited to any and all offers, agenda for meetings, writings, or notices to be given hereunder, shall be made in English by facsimile, or by courier service delivered letter, promptly transmitted or addressed to the appropriate Party.  The date of receipt of a notice or communication hereunder shall be deemed to be seven (7) days after the letter is given to the courier service in the case of a courier service delivered letter and two (2) working days after dispatch of a facsimile if evidenced by a transmission report.  All notices and communications shall be sent to the appropriate address set forth below, until the same is changed by notice given in writing to the other Party.

11.4

Further Assurances. The Parties shall do all things necessary including executing all further documents as may be required for the purposes of giving effect to or facilitating the giving of effect to any of the provisions of this Agreement.

11.5

Entire Agreement. This Agreement including the Appendices hereto constitute the entire and only understanding between the Parties concerning the subject matter hereof and any previous or contemporaneous understandings or agreements oral or written between the Parties are deemed to be cancelled and superseded hereby.

11.6

Severability. If any part of this Agreement shall be declared void or unenforceable by any Court or body of competent jurisdiction such part shall be deemed severable from the remainder of this Agreement which shall continue in all other respects valid and enforceable. The Parties mutually agree to co-operate in revising this Agreement as may be necessary to meet the requirements of law and to substitute for an invalid Clause another to the same end and purpose insofar as legally permitted

12

GOVERNING LAW AND DISPUTE RESOLUTION

12.1

In the event any dispute arises in connection with the interpretation or implementation of this Agreement, the Parties shall attempt in the first instance to resolve such dispute through friendly consultations.  If the dispute is not resolved in this manner within sixty (60) days after the date on which one Party has served written notice on the other Party for the commencement of consultations, then either Party may refer the dispute to arbitration in accordance with the provisions of this clause 12.

12.2

This Agreement shall be construed, interpreted and applied in accordance with, and shall be governed by, the laws applicable in Hong Kong.

AS WITNESS the hands of the Parties hereto the day and year first before written.

Broadvision Global Limited

Signed by /s/  Bruno Wu

Bruno Wu, President

for and on behalf of  Broadvision Global Limited

in the presence of

/s/ Chaucey Shey

Chaucey Shey, Witness

Broadcast International Inc.

Signed by /s/ Rodney Tiede

Rodney M. Tiede, President

for and on behalf of Broadcast International Inc.

in the presence of

/s/ Reed L. Benson

Reed L. Benson, Witness